Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Community Bancorp Amends Third and Fourth Quarter 2008 Call Reports and Files its First Quarter 2009 Call Report

LAS VEGAS—(BUSINESS WIRE)—May 4, 2009—Community Bancorp (NASDAQ: CBON), the holding company for Community Bank of Nevada and Community Bank of Arizona, today announced that Community Bank of Nevada filed amended Reports of Condition and Income (“Call Reports”) with the Federal Deposit Insurance Corporation (“FDIC”) for the third and fourth quarters of 2008. Community Bank of Arizona filed an amended Call Report for the fourth quarter of 2008. The first quarter 2009 reports were also filed.

At the request of its primary regulator, Community Bank of Nevada increased its allowance for loan losses at September 30, 2008 by $54.1 million, of which $40.0 million had previously been reported in its December 31, 2008 Call Report. Additionally, Community Bank of Nevada amended its year end Call Report to reflect a $17.4 million increase in its provision for loan losses. Community Bank of Arizona amended its December 31, 2008 Call Report to reflect a $10 million write-down of remaining goodwill. Substantially all tax benefits associated with these additional expenses were offset by the establishment of a deferred tax asset valuation allowance.

“We are in the process of completing our 2008 financial statements and will file our Form 10-K for 2008 which will reflect the information in the aforementioned Call Reports and our Form 10-Q for the first quarter of 2009 with the SEC as soon as possible. Management expects to discuss these financial statements in a press release within the next few weeks,” said Patrick Hartman, Community Bancorp’s Executive Vice President and Chief Financial Officer.

About Community Bancorp

Community Bancorp is a bank holding company headquartered in Las Vegas, Nevada, with two operating bank subsidiaries: 1) Community Bank of Nevada, and 2) Community Bank of Arizona. Community Bank of Nevada is a Nevada state chartered bank providing a full range of commercial and consumer bank products through thirteen branches located in the greater Las Vegas area. Community Bank of Arizona, an Arizona state chartered bank, operates through four full-service branches in the greater Phoenix area. We provide commercial banking services, including real estate, construction, commercial loans and SBA loans, to small and medium-sized businesses.

For more information about Community Bancorp, visit our website at www.community-bancorp.com.

Member FDIC, Equal Housing Lender, SBA Preferred Lender

Forward-Looking Statements

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to the following: the current economic downturn and related financial crisis in the United States and abroad, and the response by government and bank regulators thereto, the recent fluctuations in the U.S. capital and credit markets, loan production, balance sheet management, the economic condition of the markets in Las Vegas, Nevada, or Phoenix, Arizona and their deteriorating real estate sectors, net interest margin, loan quality, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, our ability to manage systemic risks and control operating risks, and general economic conditions.

When used in this document, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate,” “projected,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in those areas in which we operate, demographic changes, competition, fluctuations in interest rates, changes in business strategy or development plans, changes in governmental regulation, credit quality, the availability of capital to fund the expansion of our business, economic, political and global changes arising from the war on terrorism, the conflict with Iraq and its aftermath, and other factors referenced in the Company’s December 31, 2007 Form 10-K, including in “Item 1A. Risk Factors.” Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. Community Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp under the PSLRA’s safe harbor provisions. When relying on forward-looking statements to make decisions with respect to our Company, investors and others are cautioned to consider these and other risks and uncertainties.

Source: Community Bancorp

Contacts

Community Bancorp, Las Vegas:

Edward M. Jamison
Chairman of the Board, President and Chief Executive Officer
702-792-2266

Patrick Hartman Executive
Vice President, Chief Financial Officer
702-947-3514